ENERGY TRANSFER EQUITY AND SOUTHERN UNION ANNOUNCE IMPROVED AGREEMENT FOR $9.4 BILLION, INCLUDING $5.7 BILLION IN CASH AND ETE COMMON UNITS

Agreement provides Southern Union shareholders $44.25 per share in cash or significant potential upside in owning ETE common units

DALLAS and HOUSTON — July 19, 2011 — Energy Transfer Equity, L.P. (NYSE:ETE) and Southern Union Company (NYSE:SUG) today announced that they have entered into an amended and restated merger agreement under which ETE will acquire SUG for $9.4 billion, including $5.7 billion in cash and ETE common units.

Under the terms of the revised agreement, which has been unanimously approved by the boards of directors of both companies, SUG shareholders can elect to exchange their common shares for $44.25 of cash or 1.000x ETE common unit.  The maximum cash component is 60% of the aggregate consideration and the common unit component can fluctuate between 40% and 50%.  Elections in excess of either the cash or common unit limits will be subject to proration.

“Our ability to be creative with our structure has improved the tax efficiency, therefore allowing us to increase our price,” said Kelcy Warren, ETE’s Chairman of the Board of Directors and largest unitholder. “This is simply a superior transaction with upside potential and the ability to close on an expedited basis. The terms of this revised agreement demonstrate our commitment to executing this transaction.”

ETE has received revised support agreements in connection with the revised merger agreement from shareholders representing 14% of SUG’s total shares outstanding, who have agreed to  pre-elect to receive ETE common units as their consideration, subject to the same proration as all other shareholders.

George L. Lindemann, Chairman and CEO of SUG, said, “This revised merger agreement provides our shareholders with superior value, greater certainty to close, and unrivalled strategic benefits that could not be achieved through any other industry combination.”

Eric D. Herschmann, Vice Chairman, President and COO of SUG, added, “We have negotiated the most compelling transaction for Southern Union shareholders, both in terms of immediate cash value and potential upside of the combined companies through long-term equity ownership in ETE.”

The revised merger agreement provides, at the SUG shareholders’ option, certainty of value through substantial cash consideration per SUG share and significant potential upside from ETE common units at a compelling fixed exchange ratio and on a tax-deferred basis.  The merger is not subject to any financing condition and is supported by approximately $3.7 billion in committed financing from Credit Suisse.

In connection with the revised merger agreement, ETE has signed an amended drop down agreement to sell SUG’s 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system, to Energy Transfer Partners, L.P. (NYSE: ETP) for total consideration of $2.0 billion.  The obligations of ETE are to be assumed by SUG immediately prior to closing of the ETE/SUG merger. The proceeds received will be used to fund a portion of the merger consideration and to repay existing SUG-related debt to maintain appropriate investment grade credit metrics. The sale of this interest in Citrus Corp. is not subject to any financing condition on the part of ETP or ETP unitholder approval and is not a condition to the consummation of the SUG merger.

As previously announced, in a sign of its commitment and confidence that it can complete this transaction in or before the first quarter of 2012, ETE has agreed to divest businesses, to the extent required by regulators, to ensure federal anti-trust approvals for the proposed ETE / SUG transaction will not delay or prohibit the closing.  ETE has already begun the approval process with its S-4 Proxy Filing, HSR and Missouri regulatory filings.

Credit Suisse Securities (USA) LLC acted as exclusive financial advisor to ETE, with Latham & Watkins LLP, Bingham McCutchen LLP and Potter Anderson having acted as legal counsel.
Evercore Partners and Goldman Sachs Group Inc are serving as financial advisors to the Special Committee of the board of directors of SUG.  Sullivan & Cromwell LLP and Morris Nichols Arhst and Tunnell LLP are serving as legal advisors to the Special Committee.  Locke Lord Bissell & Liddell LLP and Roberts & Holland LLP are serving as legal counsel to SUG.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of ETP and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of RGNC and approximately 26.3 million RGNC limited partner units.  For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Arkansas, Colorado, Louisiana, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas.  ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas.  ETP also holds a 70 percent interest in Lone Star NGL LLC (“Lone Star”), a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi.  ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.  For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Regency Energy Partners LP (NASDAQ:RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. RGNC also owns the remaining 30 percent interest in Lone Star.  RGNC’s general partner is owned by ETE.  For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com.

Southern Union Company (NYSE:SUG), headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas.  The company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts.  For further information, visit www.sug.com.

Forward-Looking Statements
This press release may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the proposed transactions described above, that are forward-looking statements as defined by federal law.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond the control of the management teams of ETE, ETP, RGNC or SUG.  Among those is the risk that conditions to closing the transactions are not met or that the anticipated benefits from the proposed transactions cannot be fully realized.  An extensive list of factors that can affect future results are discussed in the reports filed with the Securities and Exchange Commission by ETE, ETP, RGNC and SUG.  Neither ETE, ETP, RGNC nor SUG undertakes any obligation to update or revise any forward-looking statement to reflect new information or events.

Additional Information
In connection with the transaction, ETE and SUG have filed a proxy statement / prospectus and other documents with the SEC.  Investors and security holders are urged to carefully read the definitive proxy statement / prospectus because it contains important information regarding ETE, SUG and the transaction.

A definitive proxy statement / prospectus will be sent to stockholders of SUG seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive  proxy statement / prospectus and other documents filed by ETE and SUG with the SEC at the SEC’s web site, www.sec.gov.  The definitive proxy statement / prospectus and such other documents relating to ETE may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from ETE’s web site, www.energytransfer.com.  The definitive proxy statement / prospectus and such other documents relating to SUG may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5444 Westheimer Road, Houston, Texas 77056, or from SUG’s web site, www.sug.com.

ETE, SUG and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the proxy statement / prospectus.

The information contained in this press release is available on the ETE web site at www.energytransfer.com.

Energy Transfer Equity
Investors:
Energy Transfer Equity
Brent Ratliff
(214) 981-0700

MacKenzie Partners

Dan Burch / Lawrence Dennedy

(212) 929-5748 / (212) 929-5239

Media:

Brunswick Group

Steve Lipin / Mark Palmer

(212) 333-3810 / (214) 459-8181

Granado Communications Group
Vicki Granado
(214) 599-8785

Southern Union Company

Investors:
Richard N. Marshall
(713) 989-2000

Media:
John P. Barnett
(713) 989-7556